Exhibit 99.1

News Release
Acuity Brands, Inc.

1170 Peachtree Street, NE

Suite 2400

Atlanta, GA 30309

Tel: (404) 853-1400

Fax: (404) 853-1430

AcuityBrands.com

Company Contact:

Dan Smith

Acuity Brands, Inc.

(404) 853-1423

Acuity Brands Lighting, Inc. Prices Private Offering of Senior Notes

ATLANTA, December 1, 2009 – Acuity Brands, Inc. (NYSE: AYI) (the “Company”) today announced that its wholly-owned operating subsidiary Acuity Brands Lighting, Inc. (“ABL”) has priced its previously announced private offering of $350.0 million aggregate principal amount of its senior unsecured notes due 2019 (the “Notes”) pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. The Notes will bear interest at a rate of 6.00% per annum and will be issued at a price equal to 99.797% of their face value. Interest on the Notes will be payable semi-annually on June 15 and December 15, commencing on June 15, 2010.

The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Company and ABL IP Holding LLC (“ABL IP Holding”), a wholly-owned subsidiary of the Company. The Notes will be senior unsecured obligations of ABL and will rank equally in right of payment with all of ABL’s existing and future senior unsecured indebtedness. The guarantees of the Company and ABL IP Holding will be senior unsecured obligations of the Company and ABL IP Holding and will rank equally in right of payment with their other senior unsecured indebtedness.

The net proceeds from the offering of Notes will be used to pay for a concurrent cash tender offer for any and all of the outstanding 8.375% Notes due 2010, as to which the Company and ABL are co-obligors, and to repay an unsecured promissory note issued to the former sole stockholder of Sensor Switch, Inc. in connection with ABL’s acquisition of Sensor Switch, Inc., with the remainder to be used for general corporate purposes.

The Notes have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and any applicable securities laws.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Acuity Brands, Inc.

Acuity Brands, Inc., the parent company of Acuity Brands Lighting, Inc. and other subsidiaries, is one of the world’s leading providers of lighting fixtures and related products and services with fiscal year 2009 net sales of over $1.6 billion. The Company’s brands include Lithonia Lighting®, Holophane®, Peerless®, Mark Architectural Lighting™, Hydrel®, American Electric Lighting®, Gotham®, Carandini®, RELOC®, MetalOptics®, Antique Street Lamps™, Tersen™, Synergy® Lighting Controls, Sensor Switch® , Lighting Control & Design™, and ROAM®. Headquartered in Atlanta, Georgia, Acuity Brands employs approximately 6,000 associates and has operations throughout North America and in Europe and Asia.

Forward-Looking Information

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that may be considered forward-looking include statements incorporating terms such as “expects,” “believes,” “intends,” “anticipates,” “may,” “should”, and similar terms that relate to future events, performance, or results of the Company and specifically include statements made in this press release regarding the completion of the proposed offering of the Notes and the intended use of proceeds from the offering of the Notes. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and management’s present expectations or projections. These risks and uncertainties include, but are not limited to, customer and supplier relationships and prices; competition; ability to realize anticipated benefits from initiatives taken and timing of benefits; market demand; litigation and other contingent liabilities; and economic, political, governmental, and technological factors affecting the Company. Please see the other risk factors more fully described in the Company’s SEC filings including the Company’s Annual Report on Form 10-K for the year ended August 31, 2009. The discussion of those risks is specifically incorporated herein by reference. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.